                                                                     EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                             ALLEGRO NEW MEDIA, INC.
                            (A DELAWARE CORPORATION)


                                   * * * * * *



         THE UNDERSIGNED, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly, Chapter 1, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: The name of the corporation is:

                             ALLEGRO NEW MEDIA, INC.

         SECOND: The location of the registered office of the Corporation in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address upon whom process against the Corporation may be served is The Corporation Trust Company.

         THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:   (a) The total number of shares of all classes of stock which the corporation shall have authority to issue is TWENTY MILLION (20,000,000) shares. Of these (i) EIGHTEEN MILLION (18,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; and (ii) TWO MILLION (2,000,000) shares shall be shares of Serial Preferred Stock of the par value of $.001 per share.

         (b) Subject to the rights of any holders of Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote.

         (c) The Preferred Stock may be issued from time to time in classes or series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such stock.

         FIFTH:  The name and mailing address of the incorporator is as follows:

                 Neil M. Kaufman
                 Blau, Kramer, Wactlar
                        & Lieberman, P.C.
                 100 Jericho Quadrangle
                 Suite 225
                 Jericho, New York  11753

         SIXTH: (a) The number of directors of the corporation shall be determined in the manner prescribed by the by-laws of this corporation.

         (b) The Board of Directors shall be divided into three (3) classes as nearly equal in number as possible, and no class shall include less than one (1) director. The terms of the office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of shareholders to be held in 1994, Class II at the second annual meeting of shareholders to be held in 1995 and Class III at the third succeeding annual meeting of shareholders to be held in 1996. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy.

         (c) At each annual meeting of shareholders after such initial classification, directors chosen to succeed those whose terms then expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of shareholders. Directors elected, whether by the Board of Directors or by the shareholders, to fill a vacancy, subject to the foregoing, shall hold office for a term expiring at the annual meeting at which the term of the Class to which they shall have been elected expires. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.


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
         SEVENTH:    Meetings of stockholders may be held within or without the
State of Delaware as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         EIGHTH:     Subject to the provisions contained in Article TWELFTH
hereof, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         NINTH:      Any action required to be taken or which may be taken at
any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         TENTH:      Special meetings of stockholders may be called by the
Chairman of the Board, President or a majority of the Board of Directors or at the written request of stockholders owning at least sixty-six and two-thirds percent (66-2/3%) of the entire voting power of the corporation's capital stock.

         ELEVENTH:   In the event that it is proposed that the corporation enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control directly or indirectly fifteen (15%) percent or more of the outstanding voting power of the capital stock of this corporation, or that the corporation sell substantially all of its assets or business to such other corporation, the affirmative vote of the holders of not less than sixty-six and two-thirds (66-2/3%) percent of the total voting power of all outstanding shares of capital stock of this corporation shall be required for the approval of any such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation or sale of assets or business which was approved by resolutions of the Board of Directors of this corporation prior to the acquisition of the ownership or control of fifteen (15%) percent of the outstanding shares of this corporation by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between this corporation and another corporation, fifty (50%) percent or more of the total voting power of which is owned by this corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

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
         TWELFTH:    The provisions set forth in Articles SIXTH, NINTH, TENTH
AND ELEVENTH above may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of capital stock of the corporation.

         THIRTEENTH: Each person who at any time is or shall have been a director or officer of the Corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or he or his testator or intestate was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint, venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such threatened, pending or completed action, suit or proceeding to the full extent authorized under Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.

         FOURTEENTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six (6) years after the close of business on the payment date shall be and be deemed to be extinguished and abandoned; such unclaimed dividends in the possession of the Corporation, its transfer agents, or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims for any person whatsoever.

         FIFTEENTH: Any and all directors of the Corporation shall not be liable to the Corporation or any stockholder thereof for monetary damages for breach of fiduciary duty as director except as otherwise required by law. No amendment to or repeal of this Article FIFTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

         SIXTEENTH: The Board of Directors of the Corporation shall expressly have the power and authorization to make, alter and repeal the By-Laws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal any By-Laws adopted by the Board of Directors.


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
         THE UNDERSIGNED, for the purposes of forming a Corporation under the laws of the State of Delaware, does hereby make and execute this Certificate and affirm and acknowledge, under the penalties of perjury, that this Certificate is my act and deed and that the facts herein stated are true, and I have accordingly set my hand hereto this 22nd day of December, 1993.



                                            /s/ Neil M. Kaufman
                                            -------------------------------
                                            Neil M. Kaufman
                                            Incorporator
                                            Blau, Kramer, Wactlar
                                              & Lieberman, P.C.
                                            100 Jericho Quadrangle
                                            Jericho, New York  11753

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

               Allegro New Media, Inc. (a New Jersey corporation)

                                      INTO

                Allegro New Media, Inc. (a Delaware corporation)

         Allegro New Media, Inc., a corporation organized and existing under the laws of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 23nd day of December, 1993, pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares of the stock of Allegro New Media, Inc., a corporation incorporated on the 20th day of July, 1992, pursuant to the Corporation Act of the State of New Jersey.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 27th day of December, 1993, determined to and did merger into itself said Allegro New Media, a New Jersey corporation:

         RESOLVED, that Allegro New Media, Inc., a Delaware corporation merge, and it hereby does merge into itself said Allegro New Media, Inc., a New Jersey corporation, and assumes all of its obligations; and

         FURTHER RESOLVED, that the merger shall be effective on December 31, 1993.

         FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Allegro New Media, Inc., a New Jersey corporation, and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

         FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Allegro New Media, Inc., a Delaware corporation, at any time prior to the date of filing the merger with the Secretary of State.

         IN WITNESS WHEREOF, said Allegro New Media, Inc., a Delaware corporation has caused this Certificate to be signed by Barry A. Cinamon, its President and attested by Lori Kramer Cinamon, its Secretary, this 27th day of December, 1993.

                                            Allegro New Media, Inc.

                                            By: /s/ Barry A. Cinnamon
                                                ---------------------------
                                                Barry A. Cinnamon
                                                President

ATTEST:

By: /s/ Lori Kramer Cinnamon
    --------------------------
    Lori Kramer Cinnamon
    Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ALLEGRO NEW MEDIA, INC.

         Allegro New Media, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the board of directors of the Corporation, pursuant to a unanimous written action in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

         RESOLVED, that the Certificate of Incorporation of Allegro New Media, Inc. be amended by deleting Article FOURTH thereof in its entirety and substituting, in lieu thereof, the following:

         (a) The total number of shares of all classes of stock which the corporation shall have authority to issue is TWENTY-TWO MILLION (22,000,000) shares. Of these (i) EIGHTEEN MILLION (18,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; (ii) TWO MILLION (2,000,000) shares shall be shares of Class A Convertible Preferred Stock of the par value of $.001 per share; and (iii) TWO MILLION (2,000,000) shares shall be shares of Serial Preferred Stock of the par value of $.001 per share.

         (b) The statement of the relative rights, preferences and limitations of the shares of each class is as follows:

         A.   Class A Convertible Preferred Stock.

              1. Dividends. Each issued and outstanding share of Class A Convertible Preferred Stock shall entitle the holder of record thereof to receive out of funds legally available therefor, when, as and if declared by the Board of Directors, dividends accruing at the annual rate of ten percent (10%) of the liquidation preference thereof, commencing October 15, 1994, which shall be payable only on such date as the shares of Class A Convertible Preferred Stock are redeemed pursuant to paragraph 3 below or the Company is liquidated, dissolved or wound up in accordance with paragraph 2 below. Whenever any full dividends which have been declared upon the issued and outstanding shares of Class A Convertible Preferred Stock as aforesaid for all past annual periods shall have been paid, without interest, and whenever full dividends upon the issued and outstanding shares of Class A Convertible Preferred Stock as aforesaid for the then current annual dividend period shall have been declared and either paid or a sum sufficient for the payment thereof set aside in full, without interest, the Board of Directors may declare, set aside, or pay additional cash dividends on each share of Common Stock.

              2. Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Class A Convertible Preferred Stock shall entitle the holder of record thereof to payment at the rate per share of

$1.00 before any payment or distribution of the net assets of the Corporation shall be made to or set apart for the holders of record of the issued and outstanding Common Stock in respect of said Common Stock. After setting apart or paying in full the preferential amounts aforesaid to the respective holders of record of the issued and outstanding Class A Convertible Preferred Stock, the remaining net assets, if any, shall be distributed exclusively to the holders of record of the issued and outstanding Common Stock, each issued and outstanding share of Common Stock entitling the holder of record thereof to receive an equal proportion of said remaining net assets. If the net assets of the Corporation shall be insufficient to pay in full the preferential amounts to which the holders of record of all the outstanding shares of Class A Convertible Preferred Stock are respectively entitled as aforesaid, the entire net assets of the Corporation shall be distributed ratably to the holders of all the outstanding shares of Class A Convertible Preferred Stock in proportion to the full amounts to which they are respectively entitled, and the holders of the Common Stock shall in no event be entitled to participate in the distribution of said net assets in respect of their Common Stock. Without excluding any other proceeding which does not in fact effect a liquidation, dissolution, or winding up of the Corporation, a merger or consolidation of the Corporation into or with any other corporation, a merger of any other corporation into the Corporation, or a sale, lease, mortgage, pledge, exchange, transfer or other disposition by the Corporation of all of substantially all of its assets shall not be deemed, for the purposes of this paragraph, to be a liquidation, dissolution, or winding up of the Corporation.

         3. Redemption. (a) At any time after October 15, 1996, if no Exit Event (as defined below) has occurred, the holders of record of a majority of the shares of Class A Convertible Preferred Stock shall have the right to require the Company to redeem all of the issued and outstanding shares of Class A Convertible Preferred Stock by paying the holders of record thereof, out of funds legally available therefor, an amount equal to the sum of (i) $1.00 per share to be redeemed, plus (ii) an amount equal to all accrued and unpaid dividends which have been declared on each such share to be redeemed (said sum being hereafter referred to as the "Redemption Price"). The holders of record of at least a majority of the shares of Class A Convertible Preferred Stock may exercise such right only by sending the Corporation written notice of their exercise of such right, which notice shall be signed by the holders of record of at least a majority of the issued and outstanding shares of Class A Convertible Preferred Stock. Promptly after the receipt of such notice, the Corporation shall mail to each holder of record of shares of Class A Convertible Preferred Stock at his address as it appears on the Corporation's records of stockholders a notice fixing the date (on a date within 90 days of the date of receipt of the notice from the holders of the Class A Preferred Stock), time and place of redemption of all the issued and outstanding shares of Class A Convertible Preferred Stock. On such date, time and place, the Corporation shall, through its Board of Directors and in conformity with the provisions of the Delaware General Corporation Law, redeem all of the issued and outstanding shares of Class A Convertible Preferred Stock by paying the holders of record thereof, out of funds legally available therefor, the Redemption Price for each share redeemed pursuant to subparagraph (d) of this paragraph 3. From and after the date fixed by the Corporation for such redemption (the "Redemption Date"), unless default shall be made by the Corporation in providing the funds for redemption, dividends on the Class A Convertible Preferred Stock shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof in respect of such shares shall cease as of the Redemption Date except the right to receive the Redemption Price payable upon surrender of certificates representing such shares.

         For these purposes, an "Exit Event" shall mean (i) the Common Stock being listed ("Listed") for trading on the New York Stock Exchange, the American Stock Exchange (including the emerging company market), or the National Association of Securities Dealers, Inc. Automated Quotation System (on the national market system or the small capitalization market, or any successor thereto, but not including the Bulletin Board), (ii) the sale of a majority or substantially all of the Company's assets or a majority of the capital stock of the Company in an all cash and/or capital stock transaction or to a non-affiliated purchaser which has a class of capital stock that is Listed; provided, that if all or any part of the purchase price is paid in securities which are not Listed, then the holders of shares of Class A Convertible Preferred Stock shall be entitled to be paid in cash unless M.S. Farrell & Co., Inc. in its sole discretion, consents to such holders being paid on the same basis as the remaining shareholders of the Company; or (iii) the sale of a majority or substantially all of the assets or a majority of the capital stock of the Company to a non-affiliated purchaser which does not have a class of capital stock that is Listed in a transaction that is not for all cash and either M.S. Farrell & Co., Inc. and the holders of shares of Class A Convertible Preferred Stock have been paid entirely in cash or M.S. Farrell & Co., Inc. has, in its sole discretion, consented to such holders being paid on the same basis as the remaining shareholders of the Company.

         (b) Any shares of Class A Convertible Stock redeemed pursuant to this paragraph, or otherwise acquired by the Corporation in any manner whatsoever, shall be permanently retired immediately on the acquisition thereof and shall not, under any circumstances, be reissued, sold or transferred by the Corporation; and the Corporation may, from time to time, take appropriate action to reduce the authorized number of shares of the Class A Convertible Preferred Stock accordingly.

         (c) Any moneys set aside by the Corporation for the payment of the Redemption Price of Class A Convertible Preferred Stock which shall remain unclaimed by the holders of the shares of Class A Convertible Preferred Stock entitled thereto at the end of six (6) years after the Redemption Date, together with any interest thereon which shall be allowed by any bank or trust company with which such moneys may have been deposited during such time by the Corporation, shall, subject to applicable law, be paid to the Corporation and shall revert to the treasury of the Corporation and be available for general corporate purposes as if never provided by the Corporation for the payment of the Redemption Price for shares of Class A Convertible Preferred Stock; provided, however, that thereafter such holders, if and when they shall make claim therefor, shall be paid the applicable Redemption Price for such shares of Class A Convertible Preferred Stock (but without interest thereon) from any funds of the Corporation then available for that purpose.

         (d) In the event of a redemption pursuant to this paragraph 3, the Company shall pay to the holders of record of shares of Class A Convertible Preferred Stock the Redemption Price therefor in equal quarterly installments over the three-year period subsequent to the Redemption Date; provided that if an Exit Event occurs within such three-year period, each of the former holders of shares of Class A Convertible Preferred Stock which have been so redeemed shall have the right to repurchase all of their previously held shares of Class A Convertible Preferred Stock (and to convert such shares of Class A Convertible Preferred Stock into shares of Common Stock on the same basis as set forth below) for a price equal to the Redemption Price plus interest at a rate equal to 10% per annum for the period from the Redemption Date to the date of repurchase.

         4. Conversion. (a) Subject to any conditions herein contained, upon the shares of Common Stock becoming Listed, all of the shares of Class A Convertible Preferred Stock of the Corporation shall be automatically converted into fully paid and nonassessable shares of Common Stock of the Corporation. Upon receipt by the Corporation or its designee of surrendered certificate or certificates representing the shares of Class A Convertible Preferred Stock to be converted, with any appropriate endorsement thereon, as may be prescribed by the Board of Directors, such holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock into which such share(s) of Class A Convertible Preferred Stock are converted, and such holder shall be deemed to be a holder of record of said


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
shares of Common Stock, and no longer a holder of such shares of Class A Convertible Preferred Stock to be so converted, as of the time of such automatic conversion. The basis for such conversion shall be the "conversion rate" in effect at the time of conversion, which for the purposes hereof, shall mean the number of shares of Common Stock issuable for each share of Class A Convertible Preferred Stock surrendered for conversion. The conversion rate shall be 2.42 shares of Class A Convertible Preferred Stock for each share of Common Stock obtainable upon conversion; provided that if the Common Stock becomes Listed on or prior to August 15, 1995, the conversion rate shall equal a rate equal to one share of Common Stock for such number of shares of Class A Convertible Preferred Stock as shall have a liquidation preference equal to the lesser of (a) one-half of the price per share of Common Stock in the initial public offering of shares of Common Stock, or if there has been no initial public offering of shares of Common Stock, one-half of the closing price per share of Common Stock on the first day on which it is traded after becoming Listed, or (b) $3.00. In connection with effecting any transfer to the Corporation for cancellation of any shares of Class A Convertible Preferred Stock upon conversion of the same into Common Stock, the Corporation may, but shall not be obliged to, issue a certificate or certificates for fractions of a share of Common Stock. If the Corporation elects not to issue a certificate or certificates for fractions of a share of Common Stock, the Corporation shall pay in lieu thereof an amount equal to the conversion price of such fractional share (computed to the nearest one hundredth of a share) in effect at the close of business on the date of conversion. Any shares of Class A Convertible Preferred Stock which have been converted shall be cancelled and shall be restored to the status of authorized but unissued shares of Class A Convertible Preferred Stock. Except as such requirement may otherwise be dispensed with by law, the Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of shares of the Class A Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of the Class A Convertible Preferred Stock from time to time outstanding.

         (b) The number of shares of Common Stock into which each share of Class A Convertible Preferred Stock is convertible shall be subject to adjustment from time to time only as follows:

         (A) In case the Corporation shall at any time or from time to time issue (other than in a stock dividend or subdivision or combination to which subparagraph (D) of the paragraph 4(b) shall be applicable) or sell any shares of its Common Stock (including shares now or hereafter held in the treasury), without consideration or for a consideration per share less than the "conversion price" (as hereinafter defined), then immediately upon such issuance or sale, the conversion rate shall be reduced to a rate determined by dividing (i) an amount equal to the arithmetic sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (excluding shares held in the treasury), multiplied by the conversion rate then in effect, plus (y) the aggregate of the amounts of all consideration, if any, received by the Corporation upon such issuance or sale by (ii) the number of shares of Common Stock outstanding immediately after such issuance or sale; provided that there shall be excluded from the foregoing computation all shares issued (and the consideration received for such shares): (1) upon the conversion of any shares of Class A Convertible Preferred Stock, but not including within this exception any shares of Class A Convertible Preferred Stock which may be reissued following redemption or repurchase or may be otherwise reissued; (2) which are issuable pursuant to the Corporation's 1994 Long Term Incentive Plan; (3) pursuant to the exercise of the Warrants issued as of December 23, 1993 to M.S. Farrell & Co., Inc., Neil M. Kaufman, Harvey R. Blau, Edward I. Kramer, David H. Lieberman and Edward S. Wactlar (collectively, the "Warrants"); and (4) which were issued, in a stock dividend or in a subdivision to which subparagraph (D) shall be applicable, with respect to shares described in the foregoing clauses
(1), (2) and (3). As used herein, the term "conversion price" shall be an amount computed by multiplying the conversion rate then


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
in effect by $1.00. Upon each adjustment of the conversion rate under the provisions of this subparagraph (A) or said subparagraph (D) of this paragraph 4(b), the conversion price shall be correspondingly adjusted.

         (B) No reduction of the conversion price shall be made if the amount of any such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.03 or more.

         (C) For the purposes of subparagraph (A) of this paragraph 4(b), the following provisions (1) through (5), inclusive, also shall be applicable:

              (1) In case of the issue of any shares of Common Stock for (a) cash, the consideration received by the Corporation therefor shall be deemed to be the amount of case received by the Corporation for such shares; or (b) consideration other than cash, the value of such consideration shall be deemed to be the fair market value thereof as of the date of adoption of the resolution authorizing such transaction, as determined by the Board of Directors at or as of such date.

              (2) In case the Corporation shall grant or issue any rights to subscribe to, or options or warrants to purchase, any shares of its Common Stock at a price per share less than the conversion price then in effect (other than pursuant to its 1994 Long Term Incentive Plan or the rights, options and warrants referred to in subparagraph (C)(3) of this paragraph 4(b)), the conversion rate hereunder shall be adjusted in the manner and to the extent provided in subparagraph (A) of this paragraph 4(b) as though all the shares of Common Stock called for by such rights, options or warrants had been then issued and sold for the then applicable aggregate subscription or purchase price payable to the Corporation upon exercise of, and provided for in, such rights, options or warrants plus the amount, if any, paid or payable to the Corporation as consideration for the granting of such rights, options or warrants. For purposes of determining whether the aforesaid price per share of Common Stock is less than the conversion price then in effect, the price per share of Common Stock shall be determined by dividing (a) an amount equal to the arithmetic sum of (x) such aggregate subscription or purchase price plus (y) the consideration, if any, paid or payable for the granting of such rights, options or warrants by
(b) the aggregate number of shares of Common Stock called for by such rights, options or warrants. Upon the expiration of such rights, options, or warrants, the conversion rate shall then be recalculated in accordance with the provisions of subparagraph (A) of this paragraph 4(b) as though all the shares of Common Stock which were issued pursuant to the exercise of such options, rights and warrants had been sold at such date of expiration at the aggregate purchase price actually received by the Corporation; provided, however, that no such recalculation shall be made if as a result thereof there would be a decrease in the conversion rate below the conversion rate which would have been in effect had such rights, options or warrants never been issued.

              (3) In case the Corporation shall issue any security which is convertible into or exchangeable for its Common Stock (other than the Warrants and shares of Class A Convertible Preferred Stock, but not including within this exception any shares of Class A Convertible Preferred Stock which may be reissued after redemption or acquisition or may be otherwise reissued), entitling the holders thereof to convert such security at a price per share of Common Stock less than the conversion price then in effect, such issue of such other convertible or exchangeable security shall be deemed, for the purpose of paragraph (A) of this paragraph 4(b), to be an issue of an aggregate number of shares of Common Stock equal to the number of shares of Common Stock into which such other security is then convertible or exchangeable and for an aggregate consideration, if any, equal to the amount of consideration for which such other security is so issued by the Corporation plus the amount, if any, then payable to the Corporation upon conversion or exchange of such security and from and after the date of issue of such other security, any adjustment in the conversion rate hereunder shall be made in the manner and to the extent provided in subparagraph (A) of this paragraph 4(b). For the purposes of determining whether the holders of such security are entitled to convert same at a price per share of Common Stock less than the conversion price then in effect, such price per share of Common Stock shall be determined by dividing (a) an amount equal to the arithmetic sum of (x) the aggregate consideration, if any, for which such other security is so issued by the Corporation plus (y) the aggregate amount, if any, then payable to the Corporation upon such conversion or exchange of such security by (b) the aggregate number of shares of Common Stock into which other security is then convertible or exchangeable. Upon the expiration of the right to convert such other convertible security, or upon the redemption or other repurchase or retirement of any shares or other instruments of such other convertible security, the conversion rate shall then be recalculated in accordance with the provisions of subparagraph (A) of this paragraph 4(b) as though all the shares of Common Stock which were issued upon conversion of such other convertible security had been sold at the date of expiration of such right to convert at the aggregate purchase price actually received by the Corporation; provided, however, that no such recalculation shall be made if as a result thereof there would be a decrease in the conversion rate below the conversion rate which would have been in effect had such other convertible security never been sold.

              (4) For the purpose of determining the amount of consideration received by the Corporation for the issue of shares of Common Stock or for obligations or securities of the Corporation converted into or exchanged for shares of Common Stock as specified in the foregoing subparagraphs (1) through
(3) of this subparagraph 4(b)(C), deduction shall be made for such compensation or discount in the sale, underwriting, or purchase of such obligations or securities by underwriters or dealers or others performing similar services or for such expenses incurred in connection therewith as may be paid or allowed by the Corporation.

              (5) In case the Corporation shall issue any shares of Common Stock as a dividend or make any other distribution upon its Common Stock in Common Stock, the aggregate number of shares of Common Stock issued in payment of such dividend or distribution shall be deemed to have been issued without consideration.

              (6) The terms "issue" and "issued", as used herein, shall include the transfer and delivery of treasury shares by the Corporation.

         (D) (1) In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock, the conversion price in effect at the opening of business on the business day next succeeding the date fixed for the determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be decreased to an amount equal to the conversion price so in effect multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of said number of shares issued and outstanding at the close of business on the date fixed for such determination and the number of shares constituting such dividend or other distribution, such decrease becoming effective immediately after the opening of business on the business day next succeeding the date fixed for such determination. The Corporation will not pay any dividend or make any distribution on the Common Stock held in the treasury of the Corporation.

              (2) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares or outstanding shares shall be combined into a smaller number of shares, the conversion price in effect at the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective shall be decreased or increased, as the case may be, to an amount equal to the conversion price so in effect multiplied by a fraction, the numerator of which shall be the number of shares outstanding immediately before such subdivision or combination becomes effective and the denominator of which shall be the number of shares outstanding at the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective, such increase or decrease becoming effective immediately after the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective.

              (3) If the Corporation shall issue any securities by recapitalization or reclassification of the Common Stock, each share of Common Stock into which a share of the Class A Convertible Preferred Stock may immediately prior thereto be converted shall be replaced for the purposes hereof by the securities issuable or distributable in respect to each such share of Common Stock upon such recapitalization or reclassification and appropriate adjustment of the conversion rate in effect immediately prior to such recapitalization or reclassification shall be made, such adjustment to become effective immediately after the opening of business on the day on which such recapitalization and reclassification shall become effective. If, as a result of an adjustment made pursuant to this subparagraph (D)(3), the holder of any Class A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, such holders of the Class A Convertible Preferred Stock shall be entitled to receive such securities as would the holder of such number of shares of Common Stock as would at that time be obtainable upon conversion of such shares of Class A Convertible Preferred Stock into shares of Common Stock.

         (E) In case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale, lease, mortgage, pledge, conveyance or other disposition to another corporation of all or substantially all the property of the Corporation, each holder of a share of Class A Convertible Preferred Stock then outstanding and thereafter remaining outstanding shall have the right thereafter to convert each share held into the kind and amount of shares, other securities, cash and property receivable upon such transaction by a holder of the number of shares of Common Stock into which such shares of Class A Convertible Preferred Stock might have been converted immediately prior to such transaction; in any such event, effective provision shall be made, in the certificate of incorporation of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Class A Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares, other securities, cash and property deliverable upon conversion of the shares of Class A Convertible Preferred Stock remaining outstanding or other convertible shares or securities received by the holders in place thereof, and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, other securities, cash or property as the holders of the shares of Class A Convertible Preferred Stock remaining outstanding, or other convertible shares or securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided.

         (F) Whenever the conversion rate and conversion price are adjusted as herein provided, the Treasurer of the Corporation shall compute the adjusted conversion rate and conversion price in accordance with the foregoing provisions and shall prepare a written instrument setting forth such adjusted conversion rate and conversion price and showing in detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Corporation for any shares of Common Stock issued or deemed to have been issued and included in the computations of such adjustment, and such written instrument shall promptly be delivered to the holders of the Class A Convertible Preferred Stock.

         (G) In case: (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in shares of Common Stock or in cash out of its capital surplus; or (ii) of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party or of the sale, lease, mortgage, pledge, conveyance or other disposition of all or substantially all of the property of the Corporation; or (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be mailed to the record holders of the Class A Convertible Preferred Stock at least twenty (20) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, lease, mortgage, pledge, conveyance, other disposition, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, liquidation, merger, sale, lease, mortgage, pledge, conveyance, other disposition, dissolution, liquidation or winding-up.

         (H) The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name of names in which such surrendered shares stand, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Class A Convertible Preferred Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

         (I) The reference to Common Stock herein shall be deemed to include shares of any class into which said Common Stock may be changed. Notwithstanding any provision of this certificate or incorporation or of law, by reason of which limited or unlimited preemptive rights are otherwise conferred upon the holders of any class of shares of the Corporation, no preemptive right shall accrue solely by reason of the issuance by the Corporation of shares in satisfaction of the conversion rights and privileges of the holders of the Class A Convertible Preferred Stock as aforesaid.

         5. Voting Rights. (a) Except as expressly otherwise provided by law and as set forth in paragraph 5(b) below, the holders of the Class A Convertible Preferred Stock shall not be entitled to vote at any meeting of the stockholders or to receive notice of such meeting, all voting rights to the fullest extent permitted by law being vested exclusively in the holders of the Common Stock.

              (b) If and whenever any of the following events shall occur: (i) the Corporation intends to or shall file a voluntary petition under the United States Bankruptcy Code; (ii) an involuntary petition thereunder shall have been filed and remain undismissed for sixty (60) days; (iii) the Corporation takes any other similar action for the benefit of creditors; or (iv) the Corporation shall have failed to provide any of the weekly or monthly reports required under
Section 3.z of the Engagement Agreement dated as of December 23, 1993 between the Corporation and M.S. Farrell & Co., Inc. (the "Engagement Agreement") for a period of five (5) business days after three (3) or more consecutive weekly periods or thirty (30) days after any monthly period; (v) the Corporation shall have failed eight or more times to provide the weekly and/or monthly reports required of Section 3.z of the Engagement Agreement; or (vi) the Corporation shall have failed to comply with its obligations under Section 7 of the Engagement Agreement; then the holders of record of the issued and outstanding shares of Class A Convertible Preferred Stock, voting together as a separate class, shall, at the annual meeting of the stockholders of the Corporation next held and at all subsequent annual meetings, have the right to elect one member of the Board of Directors and the size of the Board of Directors, as it then exists pursuant to this Certificate or the By-Laws, shall be no greater than that permitted pursuant to Section 7 of such engagement agreement. Except as provided below, any Director elected by the holders of the Class A Convertible Preferred Stock pursuant to this subparagraph may be removed and any vacancy in the directorship created and existing at any time to give effect to the rights of the holders of Class A Convertible Preferred Stock hereunder may be filled only by vote of the holders of a majority of such Class A Convertible Preferred Stock.

         6. Sinking Fund. No share of Class A Convertible Preferred Stock shall be entitled to the benefit of any sinking fund or purchase fund to be applied to the redemption or purchase thereof.

         B. Serial Preferred Stock. The Serial Preferred Stock may be issued from time to time in classes or series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such stock.

         C. Common Stock. Subject to the rights, privileges, preferences and priorities of any holders of Class A Convertible Preferred Stock and any Serial Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote. All shares of Common Stock shall be identical with each other in every respect.

         SECOND:   That the Stockholders of the Corporation have approved such amendment pursuant to a unanimous written action in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware.

         THIRD:    That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Barry A. Cinnamon, its President, and attested by Lori Kramer Cinnamon, its Secretary, this 3rd day of April, 1994.


                                            ALLEGRO NEW MEDIA, INC.

                                            By:   /s/ Barry A. Cinnamon
                                               ----------------------------
                                               Barry A. Cinnamon
                                               President

ATTEST:

By:  /s/ Lori Kramer Cinnamon
   -----------------------------
      Lori Kramer Cinnamon
      Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ALLEGRO NEW MEDIA, INC.


         Allegro New Media, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the board of directors of the Corporation, pursuant to a unanimous written action in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

         RESOLVED, that the Certificate of Incorporation of Allegro New Media, Inc. be amended by deleting Article FOURTH thereof in its entirety and substituting, in lieu thereof, the following:

         (a) The total number of shares of all classes of stock which the corporation shall have authority to issue is TWENTY-TWO MILLION (22,000,000) shares. Of these (i) EIGHTEEN MILLION (18,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; (ii) TWO MILLION (2,000,000) shares shall be shares of Class A Convertible Preferred Stock of the par value of $.001 per share; and (iii) TWO MILLION (2,000,000) shares shall be shares of Serial Preferred Stock of the par value of $.001 per share.

         (b) The statement of the relative rights, preferences and limitations of the shares of each class is as follows:

         A.   Class A Convertible Preferred Stock.

              1. Dividends. Each issued and outstanding share of Class A Convertible Preferred Stock shall entitle the holder of record thereof to receive out of funds legally available therefor, when, as and if declared by the Board of Directors, dividends accruing at the annual rate of ten percent (10%) of the liquidation preference thereof, commencing December 1, 1994, which shall be payable only on such date as the shares of Class A Convertible Preferred Stock are redeemed pursuant to paragraph 3 below or the Company is liquidated, dissolved or wound up in accordance with paragraph 2 below. Whenever any full dividends which have been declared upon the issued and outstanding shares of Class A Convertible Preferred Stock as aforesaid for all past annual periods shall have been paid, without interest, and whenever full dividends upon the issued and outstanding shares of Class A Convertible Preferred Stock as aforesaid for the then current annual dividend period shall have been declared and either paid or a sum sufficient for the payment thereof set aside in full, without interest, the Board of Directors may declare, set aside, or pay additional cash dividends on each share of Common Stock.

              2. Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Class A Convertible Preferred Stock shall entitle the holder of record thereof to payment at the rate per share of

$1.00 before any payment or distribution of the net assets of the Corporation shall be made to or set apart for the holders of record of the issued and outstanding Common Stock in respect of said Common Stock. After setting apart or paying in full the preferential amounts aforesaid to the respective holders of record of the issued and outstanding Class A Convertible Preferred Stock, the remaining net assets, if any, shall be distributed exclusively to the holders of record of the issued and outstanding Common Stock, each issued and outstanding share of Common Stock entitling the holder of record thereof to receive an equal proportion of said remaining net assets. If the net assets of the Corporation shall be insufficient to pay in full the preferential amounts to which the holders of record of all the outstanding shares of Class A Convertible Preferred Stock are respectively entitled as aforesaid, the entire net assets of the Corporation shall be distributed ratably to the holders of all the outstanding shares of Class A Convertible Preferred Stock in proportion to the full amounts to which they are respectively entitled, and the holders of the Common Stock shall in no event be entitled to participate in the distribution of said net assets in respect of their Common Stock. Without excluding any other proceeding which does not in fact effect a liquidation, dissolution, or winding up of the Corporation, a merger or consolidation of the Corporation into or with any other corporation, a merger of any other corporation into the Corporation, or a sale, lease, mortgage, pledge, exchange, transfer or other disposition by the Corporation of all of substantially all of its assets shall not be deemed, for the purposes of this paragraph, to be a liquidation, dissolution, or winding up of the Corporation.

         3. Redemption. (a) At any time after December 1, 1996, if no Exit Event (as defined below) has occurred, the holders of record of a majority of the shares of Class A Convertible Preferred Stock shall have the right to require the Company to redeem all of the issued and outstanding shares of Class A Convertible Preferred Stock by paying the holders of record thereof, out of funds legally available therefor, an amount equal to the sum of (i) $1.00 per share to be redeemed, plus (ii) an amount equal to all accrued and unpaid dividends which have been declared on each such share to be redeemed (said sum being hereafter referred to as the "Redemption Price"). The holders of record of at least a majority of the shares of Class A Convertible Preferred Stock may exercise such right only by sending the Corporation written notice of their exercise of such right, which notice shall be signed by the holders of record of at least a majority of the issued and outstanding shares of Class A Convertible Preferred Stock. Promptly after the receipt of such notice, the Corporation shall mail to each holder of record of shares of Class A Convertible Preferred Stock at his address as it appears on the Corporation's records of stockholders a notice fixing the date (on a date within 90 days of the date of receipt of the notice from the holders of the Class A Preferred Stock), time and place of redemption of all the issued and outstanding shares of Class A Convertible Preferred Stock. On such date, time and place, the Corporation shall, through its Board of Directors and in conformity with the provisions of the Delaware General Corporation Law, redeem all of the issued and outstanding shares of Class A Convertible Preferred Stock by paying the holders of record thereof, out of funds legally available therefor, the Redemption Price for each share redeemed pursuant to subparagraph (d) of this paragraph 3. From and after the date fixed by the Corporation for such redemption (the "Redemption Date"), unless default shall be made by the Corporation in providing the funds for redemption, dividends on the Class A Convertible Preferred Stock shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof in respect of such shares shall cease as of the Redemption Date except the right to receive the Redemption Price payable upon surrender of certificates representing such shares.

         For these purposes, an "Exit Event" shall mean (i) the Common Stock being listed ("Listed") for trading on the New York Stock Exchange, the American Stock Exchange (including the emerging company market), or the National Association of Securities Dealers, Inc. Automated Quotation System (on the national market system or the small capitalization market, or any successor thereto, but not including the Bulletin Board), (ii) the sale of a majority or substantially all of the Company's assets or a majority of the capital stock of the Company in an all cash and/or capital stock transaction or to a non-affiliated purchaser which has a class of capital stock that is Listed; provided, that if all or any part of the purchase price is paid in securities which are not Listed, then the holders of shares of Class A Convertible Preferred Stock shall be entitled to be paid in cash unless M.S. Farrell & Co., Inc. in its sole discretion, consents to such holders being paid on the same basis as the remaining shareholders of the Company; or (iii) the sale of a majority or substantially all of the assets or a majority of the capital stock of the Company to a non-affiliated purchaser which does not have a class of capital stock that is Listed in a transaction that is not for all cash and either M.S. Farrell & Co., Inc. and the holders of shares of Class A Convertible Preferred Stock have been paid entirely in cash or M.S. Farrell & Co., Inc. has, in its sole discretion, consented to such holders being paid on the same basis as the remaining shareholders of the Company.

         (b) Any shares of Class A Convertible Stock redeemed pursuant to this paragraph, or otherwise acquired by the Corporation in any manner whatsoever, shall be permanently retired immediately on the acquisition thereof and shall not, under any circumstances, be reissued, sold or transferred by the Corporation; and the Corporation may, from time to time, take appropriate action to reduce the authorized number of shares of the Class A Convertible Preferred Stock accordingly.

         (c) Any moneys set aside by the Corporation for the payment of the Redemption Price of Class A Convertible Preferred Stock which shall remain unclaimed by the holders of the shares of Class A Convertible Preferred Stock entitled thereto at the end of six (6) years after the Redemption Date, together with any interest thereon which shall be allowed by any bank or trust company with which such moneys may have been deposited during such time by the Corporation, shall, subject to applicable law, be paid to the Corporation and shall revert to the treasury of the Corporation and be available for general corporate purposes as if never provided by the Corporation for the payment of the Redemption Price for shares of Class A Convertible Preferred Stock; provided, however, that thereafter such holders, if and when they shall make claim therefor, shall be paid the applicable Redemption Price for such shares of Class A Convertible Preferred Stock (but without interest thereon) from any funds of the Corporation then available for that purpose.

         (d) In the event of a redemption pursuant to this paragraph 3, the Company shall pay to the holders of record of shares of Class A Convertible Preferred Stock the Redemption Price therefor in equal quarterly installments over the three-year period subsequent to the Redemption Date; provided that if an Exit Event occurs within such three-year period, each of the former holders of shares of Class A Convertible Preferred Stock which have been so redeemed shall have the right to repurchase all of their previously held shares of Class A Convertible Preferred Stock (and to convert such shares of Class A Convertible Preferred Stock into shares of Common Stock on the same basis as set forth below) for a price equal to the Redemption Price plus interest at a rate equal to 10% per annum for the period from the Redemption Date to the date of repurchase.

         4. Conversion. (a) Subject to any conditions herein contained, upon the shares of Common Stock becoming Listed, all of the shares of Class A Convertible Preferred Stock of the Corporation shall be automatically converted into fully paid and nonassessable shares of Common Stock of the Corporation. Upon receipt by the Corporation or its designee of surrendered certificate or certificates representing the shares of Class A Convertible Preferred Stock to be converted, with any appropriate endorsement thereon, as may be prescribed by the Board of Directors, such holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock into which such share(s) of Class A Convertible Preferred Stock are converted, and such holder shall be deemed to be a holder of record of said shares of Common Stock, and no longer a holder of such shares of Class A Convertible Preferred Stock to be so converted, as of the time of such automatic conversion. The basis for such conversion shall be the "conversion rate" in effect at the time of conversion, which for the purposes hereof, shall mean the number of shares of Common Stock issuable for each share of Class A Convertible Preferred Stock surrendered for conversion. The conversion rate shall be 2.42 shares of Class A Convertible Preferred Stock for each share of Common Stock obtainable upon conversion; provided that if the Common Stock becomes Listed on or prior to October 1, 1995, the conversion rate shall equal a rate equal to one share of Common Stock for such number of shares of Class A Convertible Preferred Stock as shall have a liquidation preference equal to the lesser of (a) one-half of the price per share of Common Stock in the initial public offering of shares of Common Stock, or if there has been no initial public offering of shares of Common Stock, one-half of the closing price per share of Common Stock on the first day on which it is traded after becoming Listed, or (b) $3.00. In connection with effecting any transfer to the Corporation for cancellation of any shares of Class A Convertible Preferred Stock upon conversion of the same into Common Stock, the Corporation may, but shall not be obliged to, issue a certificate or certificates for fractions of a share of Common Stock. If the Corporation elects not to issue a certificate or certificates for fractions of a share of Common Stock, the Corporation shall pay in lieu thereof an amount equal to the conversion price of such fractional share (computed to the nearest one hundredth of a share) in effect at the close of business on the date of conversion. Any shares of Class A Convertible Preferred Stock which have been converted shall be cancelled and shall be restored to the status of authorized but unissued shares of Class A Convertible Preferred Stock. Except as such requirement may otherwise be dispensed with by law, the Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of shares of the Class A Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of the Class A Convertible Preferred Stock from time to time outstanding.

         (b) The number of shares of Common Stock into which each share of Class A Convertible Preferred Stock is convertible shall be subject to adjustment from time to time only as follows:

         (A) In case the Corporation shall at any time or from time to time issue (other than in a stock dividend or subdivision or combination to which subparagraph (D) of the paragraph 4(b) shall be applicable) or sell any shares of its Common Stock (including shares now or hereafter held in the treasury), without consideration or for a consideration per share less than the "conversion price" (as hereinafter defined), then immediately upon such issuance or sale, the conversion rate shall be reduced to a rate determined by dividing (i) an amount equal to the arithmetic sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (excluding shares held in the treasury), multiplied by the conversion rate then in effect, plus (y) the aggregate of the amounts of all consideration, if any, received by the Corporation upon such issuance or sale by (ii) the number of shares of Common Stock outstanding immediately after such issuance or sale; provided that there shall be excluded from the foregoing computation all shares issued (and the consideration received for such shares): (1) upon the conversion of any shares of Class A Convertible Preferred Stock, but not including within this exception any shares of Class A Convertible Preferred Stock which may be reissued following redemption or repurchase or may be otherwise reissued; (2) which are issuable pursuant to the Corporation's 1994 Long Term Incentive Plan; (3) pursuant to the exercise of the Warrants issued as of December 23, 1993 to M.S. Farrell & Co., Inc., Neil M. Kaufman, Harvey R. Blau, Edward I. Kramer, David H. Lieberman and Edward S. Wactlar (collectively, the "Warrants"); and (4) which were issued, in a stock dividend or in a subdivision to which subparagraph (D) shall be applicable, with respect to shares described in the foregoing clauses
(1), (2) and (3). As used herein, the term "conversion price" shall be an amount computed by multiplying the conversion rate then in effect by $1.00. Upon each adjustment of the conversion rate under the provisions of this subparagraph (A) or said subparagraph (D) of this paragraph 4(b), the conversion price shall be correspondingly adjusted.

         (B) No reduction of the conversion price shall be made if the amount of any such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.03 or more.

         (C) For the purposes of subparagraph (A) of this paragraph 4(b), the following provisions (1) through (5), inclusive, also shall be applicable:

              (1) In case of the issue of any shares of Common Stock for (a) cash, the consideration received by the Corporation therefor shall be deemed to be the amount of case received by the Corporation for such shares; or (b) consideration other than cash, the value of such consideration shall be deemed to be the fair market value thereof as of the date of adoption of the resolution authorizing such transaction, as determined by the Board of Directors at or as of such date.

              (2) In case the Corporation shall grant or issue any rights to subscribe to, or options or warrants to purchase, any shares of its Common Stock at a price per share less than the conversion price then in effect (other than pursuant to its 1994 Long Term Incentive Plan or the rights, options and warrants referred to in subparagraph (C)(3) of this paragraph 4(b)), the conversion rate hereunder shall be adjusted in the manner and to the extent provided in subparagraph (A) of this paragraph 4(b) as though all the shares of Common Stock called for by such rights, options or warrants had been then issued and sold for the then applicable aggregate subscription or purchase price payable to the Corporation upon exercise of, and provided for in, such rights, options or warrants plus the amount, if any, paid or payable to the Corporation as consideration for the granting of such rights, options or warrants. For purposes of determining whether the aforesaid price per share of Common Stock is less than the conversion price then in effect, the price per share of Common Stock shall be determined by dividing (a) an amount equal to the arithmetic sum of (x) such aggregate subscription or purchase price plus (y) the consideration, if any, paid or payable for the granting of such rights, options or warrants by
(b) the aggregate number of shares of Common Stock called for by such rights, options or warrants. Upon the expiration of such rights, options, or warrants, the conversion rate shall then be recalculated in accordance with the provisions of subparagraph (A) of this paragraph 4(b) as though all the shares of Common Stock which were issued pursuant to the exercise of such options, rights and warrants had been sold at such date of expiration at the aggregate purchase price actually received by the Corporation; provided, however, that no such recalculation shall be made if as a result thereof there would be a decrease in the conversion rate below the conversion rate which would have been in effect had such rights, options or warrants never been issued.

              (3) In case the Corporation shall issue any security which is convertible into or exchangeable for its Common Stock (other than the Warrants and shares of Class A Convertible Preferred Stock, but not including within this exception any shares of Class A Convertible Preferred Stock which may be reissued after redemption or acquisition or may be otherwise reissued), entitling the holders thereof to convert such security at a price per share of Common Stock less than the conversion price then in effect, such issue of such other convertible or exchangeable security shall be deemed, for the purpose of paragraph (A) of this paragraph 4(b), to be an issue of an aggregate number of shares of Common Stock equal to the number of shares of Common Stock into which such other security is then convertible or exchangeable and for an aggregate consideration, if any, equal to the amount of consideration for which such other security is so issued by the Corporation plus the amount, if any, then payable to the Corporation upon conversion or exchange of such security and from and after the date of issue of such other security, any adjustment in the conversion rate hereunder shall be made in the manner and to the extent provided in subparagraph (A) of this paragraph 4(b). For the purposes of determining whether the holders of such security are entitled to convert same at a price per share of Common Stock less than the conversion price then in effect, such price per share of Common Stock shall be determined by dividing (a) an amount equal to the arithmetic sum of (x) the aggregate consideration, if any, for which such other security is so issued by the Corporation plus (y) the aggregate amount, if any, then payable to the Corporation upon such conversion or exchange of such security by (b) the aggregate number of shares of Common Stock into which other security is then convertible or exchangeable. Upon the expiration of the right to convert such other convertible security, or upon the redemption or other repurchase or retirement of any shares or other instruments of such other convertible security, the conversion rate shall then be recalculated in accordance with the provisions of subparagraph (A) of this paragraph 4(b) as though all the shares of Common Stock which were issued upon conversion of such other convertible security had been sold at the date of expiration of such right to convert at the aggregate purchase price actually received by the Corporation; provided, however, that no such recalculation shall be made if as a result thereof there would be a decrease in the conversion rate below the conversion rate which would have been in effect had such other convertible security never been sold.

              (4) For the purpose of determining the amount of consideration received by the Corporation for the issue of shares of Common Stock or for obligations or securities of the Corporation converted into or exchanged for shares of Common Stock as specified in the foregoing subparagraphs (1) through
(3) of this subparagraph 4(b)(C), deduction shall be made for such compensation or discount in the sale, underwriting, or purchase of such obligations or securities by underwriters or dealers or others performing similar services or for such expenses incurred in connection therewith as may be paid or allowed by the Corporation.

              (5) In case the Corporation shall issue any shares of Common Stock as a dividend or make any other distribution upon its Common Stock in Common Stock, the aggregate number of shares of Common Stock issued in payment of such dividend or distribution shall be deemed to have been issued without consideration.

              (6) The terms "issue" and "issued", as used herein, shall include the transfer and delivery of treasury shares by the Corporation.

         (D) (1) In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock, the conversion price in effect at the opening of business on the business day next succeeding the date fixed for the determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be decreased to an amount equal to the conversion price so in effect multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of said number of shares issued and outstanding at the close of business on the date fixed for such determination and the number of shares constituting such dividend or other distribution, such decrease becoming effective immediately after the opening of business on the business day next succeeding the date fixed for such determination. The Corporation will not pay any dividend or make any distribution on the Common Stock held in the treasury of the Corporation.

              (2) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares or outstanding shares shall be combined into a smaller number of shares, the conversion price in effect at the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective shall be decreased or increased, as the case may be, to an amount equal to the conversion price so in effect multiplied by a fraction, the numerator of which shall be the number of shares outstanding immediately before such subdivision or combination becomes effective and the denominator of which shall be the number of shares outstanding at the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective, such increase or decrease becoming effective immediately after the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective.

              (3) If the Corporation shall issue any securities by recapitalization or reclassification of the Common Stock, each share of Common Stock into which a share of the Class A Convertible Preferred Stock may immediately prior thereto be converted shall be replaced for the purposes hereof by the securities issuable or distributable in respect to each such share of Common Stock upon such recapitalization or reclassification and appropriate adjustment of the conversion rate in effect immediately prior to such recapitalization or reclassification shall be made, such adjustment to become effective immediately after the opening of business on the day on which such recapitalization and reclassification shall become effective. If, as a result of an adjustment made pursuant to this subparagraph (D)(3), the holder of any Class A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, such holders of the Class A Convertible Preferred Stock shall be entitled to receive such securities as would the holder of such number of shares of Common Stock as would at that time be obtainable upon conversion of such shares of Class A Convertible Preferred Stock into shares of Common Stock.

         (E) In case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale, lease, mortgage, pledge, conveyance or other disposition to another corporation of all or substantially all the property of the Corporation, each holder of a share of Class A Convertible Preferred Stock then outstanding and thereafter remaining outstanding shall have the right thereafter to convert each share held into the kind and amount of shares, other securities, cash and property receivable upon such transaction by a holder of the number of shares of Common Stock into which such shares of Class A Convertible Preferred Stock might have been converted immediately prior to such transaction; in any such event, effective provision shall be made, in the certificate of incorporation of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Class A Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares, other securities, cash and property deliverable upon conversion of the shares of Class A Convertible Preferred Stock remaining outstanding or other convertible shares or securities received by the holders in place thereof, and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, other securities, cash or property as the holders of the shares of Class A Convertible Preferred Stock remaining outstanding, or other convertible shares or securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided.

         (F) Whenever the conversion rate and conversion price are adjusted as herein provided, the Treasurer of the Corporation shall compute the adjusted conversion rate and conversion price in accordance with the foregoing provisions and shall prepare a written instrument setting forth such adjusted conversion rate and conversion price and showing in detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Corporation for any shares of Common Stock issued or deemed to have been issued and included in the computations of such adjustment, and such written instrument shall promptly be delivered to the holders of the Class A Convertible Preferred Stock.

         (G) In case: (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in shares of Common Stock or in cash out of its capital surplus; or (ii) of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party or of the sale, lease, mortgage, pledge, conveyance or other disposition of all or substantially all of the property of the Corporation; or (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be mailed to the record holders of the Class A Convertible Preferred Stock at least twenty
(20) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, lease, mortgage, pledge, conveyance, other disposition, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, liquidation, merger, sale, lease, mortgage, pledge, conveyance, other disposition, dissolution, liquidation or winding-up.

         (H) The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name of names in which such surrendered shares stand, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Class A Convertible Preferred Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

         (I) The reference to Common Stock herein shall be deemed to include shares of any class into which said Common Stock may be changed. Notwithstanding any provision of this certificate or incorporation or of law, by reason of which limited or unlimited preemptive rights are otherwise conferred upon the holders of any class of shares of the Corporation, no preemptive right shall accrue solely by reason of the issuance by the Corporation of shares in satisfaction of the conversion rights and privileges of the holders of the Class A Convertible Preferred Stock as aforesaid.

         5. Voting Rights. (a) Except as expressly otherwise provided by law and as set forth in paragraph 5(b) below, the holders of the Class A Convertible Preferred Stock shall not be entitled to vote at any meeting of the stockholders or to receive notice of such meeting, all voting rights to the fullest extent permitted by law being vested exclusively in the holders of the Common Stock.

              (b) If and whenever any of the following events shall occur: (i) the Corporation intends to or shall file a voluntary petition under the United States Bankruptcy Code; (ii) an involuntary petition thereunder shall have been filed and remain undismissed for sixty (60) days; (iii) the Corporation takes any other similar action for the benefit of creditors; or (iv) the Corporation shall have failed to provide any of the weekly or monthly reports required under
Section 3.z of the Engagement Agreement dated as of December 23, 1993 between the Corporation and M.S. Farrell & Co., Inc. (the "Engagement Agreement") for a period of five (5) business days after three (3) or more consecutive weekly periods or thirty (30) days after any monthly period; (v) the Corporation shall have failed eight or more times to provide the weekly and/or monthly reports required of Section 3.z of the Engagement Agreement; or (vi) the Corporation shall have failed to comply with its obligations under Section 7 of the Engagement Agreement; then the holders of record of the issued and outstanding shares of Class A Convertible Preferred Stock, voting together as a separate class, shall, at the annual meeting of the stockholders of the Corporation next held and at all subsequent annual meetings, have the right to elect one member of the Board of Directors and the size of the Board of Directors, as it then exists pursuant to this Certificate or the By-Laws, shall be no greater than that permitted pursuant to Section 7 of such engagement agreement. Except as provided below, any Director elected by the holders of the Class A Convertible Preferred Stock pursuant to this subparagraph may be removed and any vacancy in the directorship created and existing at any time to give effect to the rights of the holders of Class A Convertible Preferred Stock hereunder may be filled only by vote of the holders of a majority of such Class A Convertible Preferred Stock.

         6. Sinking Fund. No share of Class A Convertible Preferred Stock shall be entitled to the benefit of any sinking fund or purchase fund to be applied to the redemption or purchase thereof.

         B. Serial Preferred Stock. The Serial Preferred Stock may be issued from time to time in classes or series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such stock.

         C. Common Stock. Subject to the rights, privileges, preferences and priorities of any holders of Class A Convertible Preferred Stock and any Serial Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote. All shares of Common Stock shall be identical with each other in every respect.

         SECOND:   That the Stockholders of the Corporation have approved such amendment pursuant to a unanimous written action in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware.

         THIRD:    That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Barry A. Cinnamon, its President, and attested by Lori Kramer Cinnamon, its Secretary, this 26th day of May, 1994.


                                            ALLEGRO NEW MEDIA, INC.

                                            By:  /s/ Barry A. Cinnamon
                                               ----------------------------
                                               Barry A. Cinnamon
                                               President

ATTEST:

By:  /s/ Lori Kramer Cinnamon
   -----------------------------
    Lori Kramer Cinnamon
    Secretary

                             ALLEGRO NEW MEDIA, INC.

                           CERTIFICATE OF DESIGNATIONS

                                     OF THE

                    CLASS B VOTING PREFERRED STOCK, SERIES A

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

         ALLEGRO NEW MEDIA, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation by written consent on November 9, 1994, at which meeting a quorum of the directors was present and acting throughout:

         RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation, as amended, which creates and authorizes 2,000,000 shares of Preferred Stock of the par value of $.001 per share (hereinafter called the "Serial Preferred Stock"), of which no shares are currently issued and outstanding so that all 2,000,000 shares of Serial Preferred Stock have the status of authorized but unissued shares and are available for issuance, the Board of Directors of the Corporation hereby establishes a series of Serial Preferred Stock to consist of 60,520 shares, and hereby fixes the powers, designation, preferences and relative, participating, optional and other rights of such series of Serial Preferred Stock, and the qualifications, limitations and restrictions thereof, in addition to those set forth in said Article Fourth, as follows:

         1. Designation. (a) The designation of the series of Serial Preferred Stock created by this resolution shall be "Class B Voting Preferred Stock, Series A" (hereinafter called the "Class B Preferred"), and the number of shares constituting the Class B Preferred is 60,520.

                  (b) All shares of Class B Preferred shall be identical with each other in all respects. All shares of Class B Preferred shall rank, as to the payment of dividends and of distributions of assets upon any dissolution, liquidation or winding up of the Corporation, prior to the common stock, par value $.001 per share, of the Corporation, and any other stock which by its terms ranks junior to the Class B Preferred, and on a parity with all shares designated as Corporation's Class A Convertible Preferred Stock.

              (c) Shares of the Class B Preferred that have been redeemed, purchased or otherwise acquired by the Corporation shall not be reissued as Class B Preferred and when retired as provided by the General Corporation Law of the State of Delaware, shall have the status of authorized but unissued shares of Serial Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or a duly authorized committee thereof.

         2. Dividends. Each holder of shares of Class B Preferred (each a "Holder") shall not be entitled to receive any dividends.

         3. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of shares of Class B Preferred then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders after satisfying claims of creditors but before distributions of assets shall be made on the Common Stock or any other class or series of stock ranking junior to the shares of Class B Preferred upon liquidation, dissolution or winding up of the Corporation, the amount of $.001 per share plus an amount equal to all accrued but unpaid dividends on such shares to the date of final distribution.

         (b) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph.

         (c) After payment to the Holders of the full preferential amount provided for in this paragraph 4 ($605.20), holders of shares of Class B Preferred in their capacity as Holders shall have no right or claim to any of the remaining assets of the Corporation.

         (d) If the assets of the Corporation available for distribution to the Holders upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which the Holders are entitled pursuant to clause (a) of this paragraph 3, and to which holders of any other class or series of stock of the Corporation ranking on a parity with the Class B Preferred as to distribution upon dissolution, liquidation or winding up of the Corporation (collectively, the "Parity Stockholders") are entitled pursuant to the Certificate of Incorporation, as it may be amended from time to time (including any Certificate of Designations), then such assets shall be distributed among the Holders of the Class B Preferred and the Parity Stockholders ratably in proportion to the full amounts otherwise due such Holders and Parity Stockholders.

         4. Voting Rights. (a) The Holders of shares of Class B Preferred shall vote together with the shares of Common Stock of the Corporation. The Holder of each share of Class B Preferred shall be entitled to ten (10) votes per share of Class B Preferred.

         (b) Voting rights hereunder shall be exercised at each meeting of stockholders for the election of directors or otherwise or in connection with a written consent in lieu thereof, as the case may be.

         IN WITNESS WHEREOF, Allegro New Media, Inc. has caused this Certificate to be signed by Barry A Cinnamon, its President, and attested by Lori Kramer Cinnamon, its Secretary, this 9th day of November, 1994.


                   ALLEGRO NEW MEDIA, INC.



                   By: /s/ Barry A. Cinnamon
                      -------------------------------

                        Barry A. Cinnamon

                        President

[CORPORATE SEAL]

ATTEST:


By: /s/ Lori Kramer Cinnamon
   -------------------------------
   Lori Kramer Cinnamon
   Secretary


                                        3